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                                                                      Ex-99.23.i


THOMPSON    BRUSSELS  CINCINNATI  CLEVELAND  COLUMBUS  DAYTON  WASHINGTON, D.C.
--------------------------------------------------------------------------------
  HINE

                                 April 28, 2003




The Gateway Trust
3805 Edwards Road, Suite 600
Cincinnati, Ohio  45209

      RE: THE GATEWAY TRUST, FILE NOS. 2-59895 AND 811-02773

Gentlemen:

    A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 37 to The Gateway Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporated by reference the Legal Opinion into Post-Effective Amendment No. 38 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                Very truly yours,

                                /s/ Thompson Hine LLP

                                Thompson Hine LLP